Exhibit 99.1

Media Relations	Investor Relations
Susan Lehman	Matt Glover or
slehman@virtra.com	Charlie Schumacher
vtsi@liolios.com
(949) 574-3860

PRESS RELEASE

VirTra Introduces Subscription Training Equipment and Partnership (STEP) Program

TEMPE, Ariz. – March 5, 2019 – VirTra, Inc. (NASDAQ: VTSI), a global provider of training simulators for law enforcement, military, educational and commercial markets, has officially launched its Subscription Training & Equipment Partnership™ (STEP) program for government agencies.

The addition of STEP to VirTra’s business model allows agencies to utilize VirTra’s unique, certified, simulation training on a subscription basis. The subscription model lowers the barrier to entry for law enforcement agencies with more restricted budgets, thereby potentially increasing VirTra’s total addressable market, and has the potential to substantially increase VirTra’s recurring revenue. This new model, when combined with VirTra’s traditional, hardware-centric sales model through distribution channels, provides the company with greater flexibility to cater to the market’s needs and customer preferences.

STEP enables agencies to benefit from VirTra’s systems, software, interactive coursework, training academy, and accessories in a more cost-effective manner than previously offered. STEP provides a comprehensive and customizable training solution to law enforcement departments of all sizes and is the industry’s only subscription-based law enforcement training program of its kind.

“From the development of the certified curriculum to the refinement of the logistics and distribution system, the past 18 months have been a tremendous collaborative effort by our team, strategic partners, and industry experts, which is made manifest today by the official launch of our STEP program,” said Jason Mulcahy, General Manager of VirTra, Inc. “The STEP program provides agencies an immediate path to train with the industry’s best, at an affordable price point, and without the uncertainties that a large capital purchase decision can induce. We’ve already begun selling STEP to eager customers, and I am encouraged to report that the initial reaction is extremely positive. We expect to continue to see positive reviews and benefits to our overall business as we ramp up our sales efforts of the new program.”

The STEP program enables more departments to sustain a long-term training program for the perishable skills critical to law enforcement and public safety by offering VirTra’s effective training solutions on a monthly, quarterly, or annual subscription basis. STEP provides options to drastically reduce up-front costs and allows for quicker deployment, easier upgrades, and more accessibility, all while being highly scalable. STEP alleviates funding and time constraints on agencies and, for many, solves their most pressing and critical training needs while providing a convenient, turnkey solution from a one-stop shop.

Bob Ferris, CEO and Chairman of VirTra, commented: “The launch of STEP is a major milestone for our customers, company, and industry. STEP lowers the barriers to initiate quality, certified training while simultaneously increasing recurring revenue and providing a source for a consistent and predictable revenue stream to VirTra. Through the subscription model, we can put VirTra training solutions in the hands of more agencies, which will substantially expand our total addressable market. Our vision is nothing short of delivering the most effective training that saves and improves the lives of every police officer worldwide, and today’s launch is a major advancement of that mission for both VirTra and the broader law enforcement market.”

STEP is a customizable solution that allows an agency to select a combination of equipment, software training solutions, and tools that best fit its training needs and budget. The options include, but are not limited to:

●	V-VICTA™ interactive coursework (Law Enforcement only), which provides IADLEST certified coursework that accompanies the scenarios
●	Immersive training simulators such as V-300®, V-180®, V-ST® or portable single screen V-100®
●	Patented stress inducing Threat-Fire® training tool
●	Hundreds of training scenarios, skill drills, and courses of fire all with branching options
●	V-Marksmanship™, which provides advanced skill drills training
●	Patented and highly realistic drop-in recoil kits for the most widely used firearms
●	V-Author®, VirTra’s exclusive software tool that allows customers to edit, create, or author training scenarios from scratch with their own characters or scenery
●	TASER®, OC spray and low-light training support

After selecting the training options that meet its needs, an agency may also partner with VirTra for additional services. The ongoing partnership with VirTra includes dedicated VirTra training coordinators, training courses, additional interactive certified coursework, scenarios, and support maintenance and is offered as a subscription for a minimum of one year. The combination of all these high-tech simulation capabilities will help ensure top-quality training for agencies. To learn more and schedule your VirTra STEP assessment, please visit https://step.virtra.com/.

About VirTra

VirTra is a global provider of training simulators for law enforcement, military, educational and commercial markets. The Company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through realistic and highly-effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates, and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties, and risks that could affect our future results or operations. These factors, uncertainties, and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the SEC. You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the Securities and Exchange Commission before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

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